                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cohu, Inc. 1998 Stock Option Plan of our report dated January 26, 2004, except for Note 14 as to which the date is February 23, 2004, with respect to the consolidated financial statements and schedule of Cohu, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


San Diego, California
July 16, 2004